Cynthia A. Demers – Corporate and Government Affairs (480) 754-4090
Stephen D. Blum – Investor Relations (480) 754-5040

The Dial Corporation Announces Management Change

Scottsdale, Ariz., March 13, 2003 – The Dial Corporation (NYSE: DL) today announced that Mark L. Whitehouse, Senior Vice President-International, Innovation and Business Development, has announced his resignation effective March 14, 2003, in order to pursue other career opportunities.

     “We thank Mark for his service to Dial and wish him success as he pursues his future career goals,” said Herbert M. Baum, The Dial Corporation chairman, president and chief executive officer.

     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America’s leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company’s Web site at www.dialcorp.com.

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